Exhibit 99.2

Myriad Genetics Announces Sale of Common Stock

SALT LAKE CITY, February 8, 2007 – Myriad Genetics, Inc. (Nasdaq: MYGN) announced today that it sold 3,000,000 shares of its common stock pursuant to an effective shelf registration statement. Myriad has also granted the underwriter a 30-day option to purchase an additional 450,000 shares of common stock to cover over-allotments, if any. The Company expects that the net proceeds from the public offering will be approximately $105 million, and approximately $120 million if the underwriter exercises its over-allotment option in full. All of the shares were sold by Myriad.

J.P. Morgan Securities Inc. is acting as the sole underwriter for the offering. The Company expects the closing of the offering to occur on or about February 13, 2007, subject to customary closing conditions.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This offering is being made only by means of a prospectus supplement and the accompanying prospectus that will be filed with the Securities and Exchange Commission prior to closing. Copies of the prospectus supplement and the accompanying prospectus can be obtained from J.P. Morgan’s Prospectus Department, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, Attention: Distribution & Support Service, telephone: 1-866-430-0686.

Myriad Genetics, Inc. is a biopharmaceutical company focused on the development of novel healthcare products. The Company develops and markets molecular diagnostic products, and it is developing and intends to market therapeutic products.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected net proceeds and expected closing date of the offering. These forward-looking statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to, our inability to further identify, develop and achieve commercial success for new products and technologies; our ability to discover drugs that are safer and more efficacious than our competitors; our ability to develop molecular diagnostic products that help assess which patients are subject to greater risk of developing diseases and who would therefore benefit from new preventive therapies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to successfully finance and secure regulatory approval of and market our drug candidates, or that clinical trials will be completed on the timelines we have estimated; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing products and services; our ability to protect our proprietary technologies; patent-infringement claims; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A in our Annual Report on Form 10-K for the year ended June 30, 2006, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of this release, and Myriad undertakes no duty to update this information unless required by law.

Contact:

William A. Hockett

EVP, Communications

Myriad Genetics, Inc.

(801) 584-3600